UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 30, 2021
COMSTOCK MINING INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada (State or Other Jurisdiction of Incorporation)	001-35200 (Commission File Number)	65-0955118 (I.R.S. Employer Identification Number)
117 American Flat Road, Virginia City, Nevada 89440

(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, including Area Code: (775) 847-5272

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.000666 per share	LODE	NYSE

Item 3.02, Unregistered Sales of Equity Securities.
On December 30, 2021, Comstock Mining Inc. (the “Company”) entered into an agreement to acquire 3,129,081 common shares of its strategic investee, LINICO Corporation (“LiNiCo”), from the former chief executive officer and director of LiNiCo, Michael Vogel. Mr. Vogel resigned from LiNiCo as a member of its board of directors and in all other capacities, effective as of such date.

In connection with the acquisition of such LiNiCo shares, the Company issued 3,500,000 common shares of the Company (“LODE Shares”) to Mr. Vogel. If and to the extent that the sale of the LODE Shares results in net proceeds greater than $7,258,162, then Mr. Vogel is required to pay all of such excess proceeds to the Company. If and to the extent that the sale of the LODE Shares results in net proceeds less than $7,258,162, then the Company is required to pay cash to Mr. Vogel equal to such shortfall. The Company retained the right to purchase the LODE Shares from Mr. Vogel for the purchase price of $7,258,162 (less the amount of cash proceeds received by Mr. Vogel from any previous sale of the LODE Shares by Mr. Vogel), at any time during or prior to his sale of the LODE Shares.

Upon completion of the transactions described above, the Company owns 90% of the fully-diluted outstanding capital stock of LiNiCo.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMSTOCK MINING INC.

Date: January 4, 2022	By:	/s/ Corrado De Gasperis
Name: Corrado De Gasperis Title: Executive Chairman and Chief Executive Officer